UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2016

FORTRESS BIOTECH, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35366	20-5157386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Gansevoort Street, 9th Floor, New York, New York	10014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 652-4500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 17, 2016, we entered into an Amended and Restated At Market Issuance Sales Agreement, or Sales Agreement, with MLV & Co. LLC, or MLV, and FBR Capital Markets & Co., or FBR, pursuant to which we may issue and sell shares of our common stock (the “Securities”) having an aggregate offering price of up to $70,000,000 from time to time through MLV and FBR, as our sales agents.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, MLV and FBR may sell the Securities by any method that is deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, including, without limitation, sales made directly on the NASDAQ Capital Market or any other existing trading market for the Securities, and by any other method permitted by law and agreed to by MLV, FBR and us, including, but not limited to, negotiated transactions. MLV and FBR will act as sales agents on a commercially reasonable efforts basis consistent with their normal trading and sales practices and applicable state and federal law, rules and regulations and the rules of NASDAQ.

The offering pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all Securities subject to the Sales Agreement; or (ii) termination of the Sales Agreement. The Sales Agreement terminates on August 17, 2019 and may be terminated early by MLV, FBR or us at any time upon 10 days’ notice to the other party, or by MLV or FBR at any time in certain circumstances, including the occurrence of a material adverse change in our company.

We will pay MLV and FBR a commission equal to up to 3.0% of the gross proceeds from the sale of Securities sold through MLV and FBR pursuant to the Sales Agreement and will reimburse MLV and FBR for up to $25,000 of expenses. We have also provided MLV and FBR with customary indemnification rights.

The description of the Sales Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.32 and incorporated herein by reference.

The opinion of our counsel regarding the validity of our common stock that will be issued pursuant to the Sales Agreement also is filed herewith as Exhibit 5.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Wyrick Robbins Yates & Ponton LLP.
10.32	Amended and Restated At Market Issuance Sales Agreement dated August 17, 2016 between Fortress Biotech, Inc., MLV & Co. LLC and FBR Capital Markets & Co.
23.1	Consent of Wyrick Robbins Yates & Ponton LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2016	FORTRESS BIOTECH, INC.

/s/ Lindsay A. Rosenwald
Name: Lindsay A. Rosenwald
Title: Chairman, President and Chief Executive Officer